Exhibit 10.43.2

[Citi Letterhead]

October 28, 2010

Dr. Robert L. Joss

Re: Consulting Agreement Renewal

Dear Bob:

This letter sets forth our mutual understanding that the Consulting Agreement dated April 5, 2010, between you and Citigroup Inc., shall continue in effect on the same terms and conditions from January 1, 2011 through December 31, 2011.

If this agreement is acceptable to you, please sign and return one copy of this letter to me.

Citigroup Inc.

By:	/s/ Lewis B. Kadan	By:	/s/ Robert L. Joss
	Lewis B. Kaden		Dr. Robert L. Joss
Vice Chairman